UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

NOVEMBER 29, 2023

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EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-16653	73-1238709
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2200 S. Utica Place, Suite 150, Tulsa Oklahoma   74114

(Address of Principal Executive Offices)       (Zip Code)

Registrant’s telephone number, including area code:   (539) 444-8002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 par value	EP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2023, Empire Petroleum Corporation, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement with Phil Mulacek, an individual (“Mulacek”), pursuant to which Mulacek purchased 1,256,832 shares of common stock of the Company for an aggregate purchase price of $10,054,657.53 (or $8.00 per share), of which (a) $5,000,000 was paid in cash to the Company and (b) $5,054,657.53 was paid through cancellation and extinguishment of the outstanding principal amount and all accrued interest thereon under that certain Amended and Restated Promissory Note due December 31, 2024, in the original aggregate principal amount of $5,000,000 (the “Mulacek Bridge Loan”), issued by the Company’s wholly-owned subsidiary, Empire North Dakota LLC (“Empire North Dakota”), to Mulacek (the “Mulacek Securities Agreement”).

On November 29, 2023, the Company entered into a Securities Purchase Agreement with Energy Evolution Master Fund, Ltd, a Cayman Islands exempted company (“Energy Evolution”), pursuant to which Energy Evolution purchased 1,256,832 shares of common stock of the Company for an aggregate purchase price of $10,054,657.53 (or $8.00 per share), of which (a) $2,000,000 was advanced in cash to the Company on November 22, 2023, (b) $3,000,000 was paid in cash to the Company and (c) $5,054,657.53 was paid through cancellation and extinguishment of the outstanding principal amount and all accrued interest thereon under that certain Amended and Restated Promissory Note due December 31, 2024, in the original aggregate principal amount of $5,000,000 (the “Energy Evolution Bridge Loan”), issued by Empire North Dakota to Energy Evolution (the “Energy Evolution Securities Agreement” and collectively with the Mulacek Securities Agreement, the “Securities Purchase Agreements”).

The Securities Purchase Agreements also contain certain covenants, representations and warranties, and other customary terms and conditions, including the Company using its commercially reasonable best efforts to register the resale of the shares of common stock of the Company described above under the Securities Act of 1933, as amended, within 90 days.

For a description of any material relationship between the Company and Mulacek and Energy Evolution, see the Company’s definitive proxy statement for its 2023 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2023 and the Company’s Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 13, 2023.

The foregoing summary of the Securities Purchase Agreements is qualified in its entirety by reference to the full terms and conditions of the Securities Purchase Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

The information with respect to the cancellation and extinguishment of the Mulacek Bridge Loan and the Energy Evolution Bridge Loan and material relationships between the Company and Mulacek and Energy Evolution set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sales of common stock of the Company described above were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of that Act provided by Section 4(a)(2) thereof. Mulacek and Energy Evolution are sophisticated accredited investors with the experience and expertise to evaluate the merits and risks of an investment in the Company’s common stock and the financial means to bear the risks of such an investment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished herewith.

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated as of November 29, 2023, by and between Phil Mulacek and Empire Petroleum Corporation.
10.2	Securities Purchase Agreement, dated as of November 29, 2023, by and between Energy Evolution Master Fund, Ltd. and Empire Petroleum Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION
Date: November 29, 2023	By:	/s/ Michael R. Morrisett
Michael R. Morrisett President and Chief Executive Officer

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